Exhibit 99.1

Contacts:

Paul D. Tobias

Chairman & CEO Mackinac Financial Corporation & Chairman mBank

Birmingham, MI (248) 290-5901

ptobias@bankmbank.com

Kelly W. George

President, Mackinac Financial Corporation & President & CEO, mBank

Manistique, MI (906) 341-7140

kgeorge@bankmbank.com

Jesse Deering

Executive Vice President & CFO, Mackinac Financial Corporation and mBank

Birmingham, MI (248) 290-5906

jdeering@bankmbank.com

FOR IMMEDIATE RELEASE

Mackinac Financial Corporation Announces Closing of Common Stock Offering

MANISTIQUE, Mich., June 15, 2018 — Mackinac Financial Corporation [Nasdaq: MFNC] (the “Company”) announced today the closing of its underwritten public offering of an aggregate of 2,225,807 shares of the Company’s common stock at a price to the public of $15.50 per share. The 2,225,807 shares sold in the offering include 290,323 shares sold pursuant to the exercise of the underwriters’ purchase option.

Piper Jaffray & Co. served as book-running manager for the offering. Hovde Group, LLC served as co-manager for the offering.  Donnelly Penman & Partners served as financial advisor to the Company for the offering.

The net proceeds to the Company after deducting underwriting discounts and commissions and expenses are expected to be approximately $32.4 million. The Company intends to use a portion of the net proceeds of the offering to fund the consideration payable in the acquisition of Lincoln Community Bank (Merrill, Wisconsin), to pay down certain debt obligations of the Company, and to use the remainder for general corporate purposes, including for potential future strategic acquisitions and investments in mBank as regulatory capital.

Additional Information Regarding the Offering

The shares were issued pursuant to a final prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 14, 2018 and a shelf registration statement filed with the SEC on Form S-3 (File No. 333-224884). The shelf registration statement for the offering to which this communication relates (including the base prospectus), the final prospectus supplement and other documents that the Company has filed with the SEC that are incorporated by reference into the registration statement may be obtained free of charge by visiting the SEC’s website at www.sec.gov. Copies of the final prospectus may also be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling toll free (800) 747-3924 or by email to:prospectus@pjc.com.

About Mackinac Financial Corporation & mBank

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 whose common stock is traded on the NASDAQ stock market as “MFNC”. The principal subsidiary company is mBank. Headquartered in Manistique, MI, mBank has a total of 29 branch locations throughout Michigan and Northern Wisconsin and current assets in excess of $1.3 billion. The company’s banking services include commercial lending, asset-based lending, treasury management products, services geared toward small to mid-sized businesses and a full array of personal and business deposit products, consumer loans, mobile banking, online banking and bill pay.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding Mackinac’s outlook or expectations with respect to the acquisition of Lincoln, the effect of the transaction on certain indebtedness, the use of proceeds and the impact of the transaction on Mackinac’s future performance. Words and phrases such as “will” “intends,” “estimates,” “potential,” “plan,” “approximately,” “allows,” “should,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Mackinac undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors also include, but are not limited to, the risk factors described under “Risk Factors” in Mackinac’s Annual Report on Form 10-K filed with the SEC on March 15, 2018 and Quarterly Report on Form 10-Q filed with the SEC on May 14, 2018. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.